UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

CBRE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32205	94-3391143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 North Pearl Street Suite 300 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(214) 979-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

5-Year Revolving Credit Agreement

On June 24, 2025, the Company entered into a new 5-year senior unsecured Revolving Credit Agreement (the “5-Year Revolving Credit Agreement”), by and among the Company, CBRE Services, Inc., a Delaware corporation (“Services”), the lenders party thereto, the issuing lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the lenders and the swingline lender. The 5-Year Revolving Credit Agreement provides for a senior unsecured revolving credit facility available to Services with commitments in an aggregate principal amount of up to $3.5 billion, which commitments replaced in full and terminated the revolving commitments previously available under that certain Revolving Credit Agreement, dated as of August 5, 2022 (the “Existing Revolving Credit Agreement”), by and among the Company, Services, the lenders party thereto, the issuing lenders party thereto and Wells Fargo, as administrative agent for the lenders.

The 5-Year Revolving Credit Agreement includes capacity for letters of credit in an aggregate issued principal amount not to exceed $300 million and capacity for swingline loans in an aggregate outstanding principal amount not to exceed $300 million.

Interest Rate and Fees

The 5-Year Revolving Credit Agreement provides that loans will bear interest at (i) a rate equal to an applicable rate (as described below), plus, (ii) at Services’ option, either (a) a Term SOFR rate published by CME Group Benchmark Administration Limited for the applicable interest period or (b) a base rate determined by reference to the greatest of (1) the prime rate determined by Wells Fargo, (2) the federal funds rate plus 1/2 of 1% and (3) the sum of (x) a Term SOFR rate published by CME Group Benchmark Administration Limited for an interest period of one month and (y) 1.00%.

The applicable rate for borrowings under the 5-Year Revolving Credit Agreement will be determined in accordance with the Company’s credit ratings as set forth in the table below:

Pricing Level	Debt Ratings			Term SOFR Spread	Base Rate Spread	Facility Fee
	S&P	Fitch	Moody’s
I	≥A	≥A	≥A2	0.630%	0.0%	0.070%
II	A-	A-	A3	0.720%	0.0%	0.080%
III	BBB+	BBB+	Baa1	0.810%	0.0%	0.090%
IV	BBB	BBB	Baa2	0.875%	0.0%	0.125%
V	≤BBB-	≤BBB-	≤Baa3	1.100%	0.100%	0.150%

In addition to paying interest on outstanding principal under the 5-Year Revolving Credit Agreement, Services is required to pay a facility fee to the lenders under the 5-Year Revolving Credit Agreement (whether drawn or undrawn), which facility fee is based on the Company’s credit ratings in accordance with the table above. Services is also required to pay customary letter of credit fees.

Prepayments

The 5-Year Revolving Credit Agreement does not require Services to prepay revolving loans under the 5-Year Revolving Credit Agreement (“5-Year Revolving Credit Loans”), except on any date on which the sum of all outstanding 5-Year Revolving Credit Loans and letter of credit exposure exceeds the Revolving Credit Commitment under the 5-Year Revolving Credit Agreement, in which case Services must pay 100% of such excess amount.

Services may voluntarily repay 5-Year Revolving Credit Loans at any time, in whole or in part, without premium or penalty (other than customary “breakage” costs). In addition, Services may elect to permanently terminate or reduce all or a portion of the Revolving Credit Commitments under the 5-Year Revolving Credit Agreement, in each case, without premium or penalty.

Maturity

The entire principal amount of the 5-Year Revolving Credit Loans (if any) is due and payable in full at maturity on June 24, 2030, on which day the Revolving Credit Commitments under the 5-Year Revolving Credit Agreement will terminate.

Guarantee

All obligations under the 5-Year Revolving Credit Agreement are guaranteed by the Company, Services (solely with respect to certain guaranteed subsidiary cash management and hedging obligations) and each of the Company’s direct and indirect U.S. wholly-owned subsidiaries which guarantee any other material indebtedness of the Company and its subsidiaries. As of the date hereof, no such subsidiaries guarantee the 5-Year Revolving Credit Agreement or any other material indebtedness of the Company and its subsidiaries.

Covenants and Events of Default

The 5-Year Revolving Credit Agreement includes a financial covenant requiring the Company and its subsidiaries to maintain a specified maximum leverage ratio on the last day of each fiscal quarter. In addition, the 5-Year Revolving Credit Agreement also contains other customary affirmative and negative covenants and events of default.

364-Day Revolving Credit Agreement

On June 24, 2025, the Company entered into a new 364-day senior unsecured Revolving Credit Agreement (the “364-Day Revolving Credit Agreement” and, together with the 5-Year Revolving Credit Agreement, the “Revolving Credit Agreements” ), by and among the Company, Services, the lenders party thereto and Wells Fargo, as administrative agent for the lenders. The 364-Day Revolving Credit Agreement provides for a senior unsecured revolving credit facility available to Services with commitments in an aggregate principal amount of up to $1 billion.

Interest Rate and Fees

The 364-Day Revolving Credit Agreement provides that loans will bear interest at (i) a rate equal to an applicable rate (as described below), plus, (ii) at Services option, either (a) a Term SOFR rate published by CME Group Benchmark Administration Limited for the applicable interest period or (b) a base rate determined by reference to the greatest of (1) the prime rate determined by Wells Fargo, (2) the federal funds rate plus 1/2 of 1% and (3) the sum of (x) a Term SOFR rate published by CME Group Benchmark Administration Limited for an interest period of one month and (y) 1.00%.

The applicable rate for borrowings under the 364-Day Revolving Credit Agreement will be determined in accordance with the Company’s credit ratings as set forth in the table below:

Pricing Level	Debt Ratings			Term SOFR Spread	Base Rate Spread	Facility Fee
	S&P	Fitch	Moody’s
I	≥A	≥A	≥A2	0.645%	0.0%	0.055%
II	A-	A-	A3	0.735%	0.0%	0.065%
III	BBB+	BBB+	Baa1	0.825%	0.0%	0.075%
IV	BBB	BBB	Baa2	0.890%	0.0%	0.110%
V	≤BBB-	≤BBB-	≤Baa3	1.125%	0.100%	0.125%

In addition to paying interest on outstanding principal under the 364-Day Revolving Credit Agreement, Services is required to pay a facility fee to the lenders under the 364-Day Revolving Credit Agreement (whether drawn or undrawn), which facility fee is based on the Company’s credit ratings in accordance with the table above.

Prepayments

The 364-Day Revolving Credit Agreement does not require Services to prepay revolving loans under the 364-Day Revolving Credit Agreement (“364-Day Revolving Credit Loans”), except on any date on which the sum of all outstanding 364-Day Revolving Credit Loans exceed the Revolving Credit Commitment under the 364-Day Revolving Credit Agreement, in which case Services must pay 100% of such excess amount.

Services may voluntarily repay 364-Day Revolving Credit Loans at any time, in whole or in part, without premium or penalty (other than customary “breakage” costs). In addition, Services may elect to permanently terminate or reduce all or a portion of the Revolving Credit Commitments under the 364-Day Revolving Credit Agreement, in each case, without premium or penalty.

Maturity

The entire principal amount of the 364-Day Revolving Credit Loans (if any) is due and payable in full at maturity on June 23, 2026, on which day the Revolving Credit Commitments under the 364-Day Revolving Credit Agreement will terminate.

Guarantee

All obligations under the 364-Day Revolving Credit Agreement are guaranteed by the Company, Services (solely with respect to certain guaranteed subsidiary cash management and hedging obligations) and each of the Company’s direct and indirect U.S. wholly-owned subsidiaries which guarantee any other material indebtedness of the Company and its subsidiaries. As of the date hereof, no such subsidiaries guarantee the 364-Day Revolving Credit Agreement or any other material indebtedness of the Company and its subsidiaries.

Covenants and Events of Default

The 364-Day Revolving Credit Agreement includes a financial covenant requiring the Company and its subsidiaries to maintain a specified maximum leverage ratio on the last day of each fiscal quarter. In addition, the 364-Day Revolving Credit Agreement also contains other customary affirmative and negative covenants and events of default.

Amendment No. 3 to Term Loan Credit Agreement

On June 24, 2025, the Company, Services, Relam Amsterdam Holdings B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aanprakelijkheid) organized under the laws of the Netherlands (the “Dutch Borrower”), the lenders party thereto and Wells Fargo, as administrative agent, entered into that certain Amendment No. 3 (the “Amendment”) to that certain Credit Agreement, dated as of July 10, 2023 (as previously amended, modified or otherwise supplemented prior to the date hereof, the “Term Loan Credit Agreement”), by and among the Company, Services, the Dutch Borrower, the lenders from time to time party thereto and Wells Fargo, as administrative agent.

The Amendment was entered into for the purposes of, among other things, amending the financial covenants to remove the interest coverage ratio covenant and to increase certain baskets and thresholds in the Term Loan Credit Agreement in a manner consistent with the terms of the Revolving Credit Agreements.

Unless otherwise defined in the forgoing descriptions, capitalized terms shall have the meaning set forth in the 5-Year Revolving Credit Agreement, the 364-Day Revolving Credit Agreement or the Amendment, as applicable. The foregoing descriptions of the 5-Year Revolving Credit Agreement, the 364-Day Revolving Credit Agreement and the Amendment are not complete and are qualified in their entirety by the terms and provisions of the 5-Year Revolving Credit Agreement, the Guaranty Agreement relating to the 5-Year Revolving Credit Agreement, the 364-Day Revolving Credit Agreement, the Guaranty Agreement relating to the 364-Day Revolving Credit Agreement and the Amendment, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Existing Revolving Credit Agreement

In connection with the entry into the 5-Year Revolving Credit Agreement, Services terminated the Existing Revolving Credit Agreement. Services paid an aggregate amount of approximately $661,639.40 in satisfaction of all of its outstanding obligations under the Existing Revolving Credit Agreement in accordance with its terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1

5-Year Revolving Credit Agreement, dated as of June 24, 2025, among CBRE Group, Inc., CBRE Services, Inc., the lenders party thereto, the issuing banks party thereto and Wells Fargo Bank, National Association, as administrative agent and swingline lender.

10.2

Guaranty Agreement, dated as of June 24, 2025, among CBRE Group, Inc., CBRE Services, Inc. and Wells Fargo Bank, National Association, as administrative agent, relating to the 5-Year Revolving Credit Agreement.

10.3

364-Day Revolving Credit Agreement, dated as of June 24, 2025, among CBRE Group, Inc., CBRE Services, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.4

Guaranty Agreement, dated as of June 24, 2025, among CBRE Group, Inc., CBRE Services, Inc. and Wells Fargo Bank, National Association, as administrative agent, relating to the 364-Day Revolving Credit Agreement.

10.5

Amendment No. 3, dated as of June 24, 2025, among CBRE Group, Inc., CBRE Services, Inc., Relam Amsterdam Holdings B.V., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, to the Credit Agreement, dated as of July 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2025	CBRE GROUP, INC.

	By:	/s/ EMMA E. GIAMARTINO
Emma E. Giamartino
Chief Financial Officer